EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-63191) of Hanger Orthopedic Group, Inc. of our report dated March 19, 1999 relating to the financial statements of NovaCare Orthotics and Prosthetics, Inc. and subsidiaries, which appears in the Current Report on Form 8-K of Hanger Orthopedic Group, Inc. dated July 15, 1999.


Philadelphia, Pennsylvania
July 15, 1999